CARDERO RESOURCE CORP.

CORPORATE DATA	Head Office Suite 1901 – 1177 W. Hastings Street Vancouver, British Columbia V6E 2K3 Telephone:(604) 408-7488 Facsimile:(604) 408-7499 Web Site:www.cardero.com
Directors Officers Hendrik Van Alphen Hendrik Van Alphen, President & CEO Leonard Harris G. Ross McDonald, CFO Lawrence Talbot Marla Ritchie, Corporate Secretary Anthony Frizelle Kenneth Carter
Registrar & Transfer Agent Pacific Corporate Trust Company 10th Floor, 625 Howe Street Vancouver, British Columbia V6C 3B8
Legal Counsel Gowling Lafleur Henderson LLP Suite 2300, Four Bentall Centre P.O. Box 49122, 1055 Dunsmuir Street Vancouver, British Columbia V7X 1J1
Auditor Smythe Ratcliffe Chartered Accountants Suite 700 – 355 Burrard Street Vancouver, British Columbia V6C 2G8
Listing TSX Venture Exchange Symbol “CDU” American Stock Exchange Symbol “CDY” Frankfurt Stock Exchange Symbol “CR5”

Annual & Special General Meeting

Renaissance Vancouver Hotel Harbourside

Port of Hong Kong Suite – 3rd Floor

1133 West Hastings Street, Vancouver, B.C.

Friday, April 15, 2005 @ 2:00 p.m.